Exhibit 10.15

EXECUTION VERSION

STOCK REPURCHASE AND DOMAIN NAME
TRANSFER AGREEMENT

This Stock Repurchase and Domain Name Transfer Agreement (this “Agreement”), effective as of July 21, 2006, is entered into by and among YP Corp, a Nevada corporation (“YP”), Telco Billing, Inc., a Nevada corporation and wholly-owned subsidiary of YP (“Telco”) and Onramp Access, Inc., a Texas corporation (“Onramp”).

WHEREAS, Onramp has registered the internet domain name www.yp.com (the “Domain Name”); and

WHEREAS, on July 8, 2003, Telco and Onramp entered into an Exclusive Domain Name License Agreement (the “License Agreement”), pursuant to which Onramp agreed to license the Domain Name in exchange for $250,000 and 100,000 shares of YP’s common stock (the “Shares”); and

WHEREAS, pursuant to Section 2.2.2 of the License Agreement, Onramp could exercise a put option to sell the Shares to Telco for $3.00 per share (the “Repurchase”), provided that Onramp grant all right, title and interest in the Domain Name to Telco (the “Domain Transfer”); and

WHEREAS, Onramp has notified YP and Telco of Onramp’s intention to consummate the Repurchase and the Domain Transfer; and

WHEREAS, the parties desire to set forth the terms and conditions pursuant to which each will complete the Repurchase and Domain Transfer.

NOW, THEREFORE, in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, YP, Telco and Onramp hereby agree as follows:

1.	Purchase and Sale of the Shares.

(a)     Upon the terms of the License Agreement and this Agreement, Onramp hereby agrees to sell to YP, and YP hereby agrees to purchase from Onramp, the Shares.

(b)     The purchase price per share for the Shares shall be $3.00 per share, or an aggregate of Three Hundred Thousand Dollars and No/100 ($300,000) (the “Purchase Price”).

(c)     Immediately prior to payment of the Purchase Price, Onramp shall surrender to YP, or to an agent mutually acceptable to Onramp and YP, any and all certificates representing the Shares being purchased, together with duly executed stock powers for the transfer of such Shares to YP, or otherwise provide to YP satisfactory evidence of the transfer of the Shares to YP. Within two hours after YP’s receipt, either directly or through the agent designated above, of such certificates and transfer instruments from Onramp, or upon YP’s receipt of such other satisfactory evidence of the transfer of the Shares to YP, YP shall pay the Purchase Price for the Shares to Onramp by check or by wire transfer to an account designated in writing by Onramp in immediately available funds.

2.	Domain Transfer.

(a)     Onramp agrees to irrevocably sell, assign and transfer unto Telco all of its right, title and interest in and to the Domain Name and any related information associated therewith, along with any associated intellectual property rights thereto, including without limitation all trademark value, goodwill and other rights associated with the formatives or marks “YP” and “YP.COM” (the “Transferred Rights”). Telco hereby accepts such assignment and transfer.

(b)     Onramp hereby irrevocably consents and authorizes the current registrar of this Domain Name (the “Registrar”) to transfer the Domain Name to Telco in accordance with the regular transfer procedures of Registrar. Onramp will complete any and all papers required by Registrar necessary to transfer this Domain Name, including submitting to Registrar the appropriate fee(s), with the fees reimbursed by Telco. Onramp hereby agrees not to interfere, or cause any third party to interfere, with Telco in obtaining, registering, renewing and maintaining the Domain Name. Onramp agrees that it will submit the completed papers to Registrar and take all actions necessary to enable the Domain Transfer no later than ten (10) days after the effective date of this Agreement.

(c)     Upon execution of this Agreement, Onramp hereby agrees to promptly transfer and provide Telco with all pertinent facts, information and documents relating to the Domain Name or otherwise to the Transferred Rights which may be known and accessible to Onramp, including any contacts or communications from third parties generated by the Domain Name.

(d)     Onramp covenants and agrees that it and its directors, officers and employees shall hereafter take such other actions and execute such other agreements and instruments as are reasonably deemed necessary by Telco to document Onramp’s assignment to Telco of the Domain Name and other Transferred Rights.

3.    Representations, Warranties and Covenants of Onramp. Onramp hereby represents, warrants and covenants to YP as follows:

(a)     Ownership of the Shares. Onramp is the sole beneficial owner and holder of the entire right, title and interest in and to the Shares, free and clear of all liens and other encumbrances (other than restrictions on transfer imposed by federal and state securities laws).

(b)     Ownership of Domain Name. Except with respect to the license granted by the License Agreement, Onramp has not previously assigned, transferred to any party, granted any rights or license, or otherwise disposed of any rights in, and that is owns and possess all rights, title and interest in the Domain Name and other Transferred Rights. Onramp does not possess any actual knowledge of any existing threatened or known claims or liabilities against Onramp relating to the Domain Name and the Domain Name is free and clear of any liens, security interests and other encumbrances.

(c)     Authorization; Enforceability. Onramp has full power and authority to enter into this Agreement. This Agreement constitutes a valid and legally binding obligation of Onramp, enforceable against Onramp in accordance with its terms.

(d)     No Conflicts. The execution and delivery by Onramp of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any law, rule, regulation, order or decree applicable to Onramp; (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any contract to which Onramp is a party; (iii) except as set forth in this Agreement or as required by the federal securities laws, require Onramp to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of any contract to which Onramp is a party; or (iv) result in the creation or imposition of any lien or other encumbrance upon the Shares.

(e)     Adequacy of Information. Onramp has had access to information regarding YP and its business necessary to make an informed and knowledgeable decision with regard to the transactions contemplated hereby. Onramp understands that the Shares may in the future trade at prices higher than the purchase price at which Onramp is selling such Shares to YP under this Agreement, and that Onramp, by entering into this Agreement, is foregoing any and all opportunities to share in any such increased value with respect to any Shares sold hereunder. Onramp has not relied upon YP, or any of its affiliates or agents, and has instead made its own independent analysis, in determining to enter into this Agreement and to consummate the transactions contemplated hereby.

(f)     Future Use of Domain Name. Onramp covenants and agrees that after transfer, Onramp shall not make any further use, either for its own benefit or for the benefit of any other person or entity, of the Domain Name. As of the effective date of this Agreement, Telco shall, as the sole owner of the Domain Name, have the exclusive right to use or otherwise transfer the Domain Name. Onramp agrees that it, and any entities it controls or is associated with, shall not in the future register, use, apply to register or assist any third party to register, use or apply to register any domain names or trademarks that are confusingly similar to YP or YP.COM, including any other formatives, misspellings, URL extensions and/or any other phrases using YP or a similar term that comprises or includes, whether alone or in combination with each other or with other words, the Domain Name or any variation thereof. Other than as specifically set forth in this paragraph, Onramp shall not download any information or applications to any website associated with the Domain Name, link to or from the Domain Name, have or attempt to have access to any DNS servers associated with Telco or the Domain Name, or in any way hinder or impede any website or email content or communications associated with the Domain Name in the future.

4.     Representations, Warranties and Covenants of YP and Telco. YP and Telco hereby represent, warrant and covenant to Onramp as follows:

(a)     Authorization; Enforceability. YP and Telco have full power and authority to enter into this Agreement. This Agreement (i) will be duly authorized by all necessary corporate action and (ii) constitutes a valid and legally binding obligation of YP and Telco, enforceable against each in accordance with its terms.

(b)     No Conflicts. The execution and delivery by YP and Telco of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation or breach of any law, rule, regulation, order or decree applicable to either YP or Telco; (ii) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any contract to which YP or Telco is a party, or (iii) except as set forth in this Agreement or as required by the federal securities laws, require YP or Telco to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of any contract to which YP or Telco is a party.

5.     Release. Each party hereby releases and covenants not to sue or to cause others to sue the other party on any or all claims, actions, causes of action, suits, debts, contracts, agreements, damages, injuries, and demands whatsoever, in law or equity, which such party ever had, now has or hereafter may have for, upon or by reason of any act, omission, transaction, matter, cause, commission or thing arising out of, in connection with or relating to the Domain Name. The foregoing release and covenant shall exclude claims and warranties to enforce or protect the rights and duties created by this Agreement.

6.     Waiver. Upon completion of the obligations and duties created by this Agreement, each party will and hereby does waive any actual or potential breach of the other under the License Agreement.

7.	Miscellaneous.

(a)     Survival. The representations, warranties, covenants and agreements of Onramp, YP and Telco contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

(b)     Remedies. YP and Telco, on the one hand, and Onramp, on the other, acknowledge and agree that irreparable damage will occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction. The foregoing remedies shall be in addition to any other remedy to which a party hereunder may be entitled at law or in equity.

(c)     Nature of Agreement. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. Except for the License Agreement, this Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the parties hereto with respect to the subject matter hereof, except as expressly stated or referenced herein. This Agreement may not be modified or changed unless done so in writing, signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles.

(d)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures shall be acceptable.

(e)     Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered by overnight courier or sent by facsimile, or upon delivery when delivered personally, or upon seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or facsimile number, as subsequently modified by written notice, as follows:

(i)     if to Onramp, to Onramp Access, Inc., 3012 Montopolis Drive, Suite 300, Austin, Texas 78741, Attn: Chad Kissinger, or

(ii)     if to YP or Telco, to YP Corp, 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205, Attn: President.

(f)     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

(g)     Further Assurances. Each party to this Agreement agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

YP CORP, a Nevada corporation

/s/ John Raven
By: John Raven
Its: Chief Operating Officer

TELCO BILLING, INC., a Nevada corporation

/s/ John Raven
By: John Raven
Its: Chief Operating Officer

ONRAMP ACCESS, INC., a Texas corporation

/s/ Chad Kissinger
By: Chad Kissinger
Its: President